UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2023 (March 08, 2023)

MANHATTAN ASSOCIATES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway Tenth Floor
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 955-7070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2023, the Board of Directors (the “Board”) of Manhattan Associates, Inc. (the “Company”) approved and adopted an amendment to the Amended Bylaws of the Company to add a “proxy access” bylaw as new Section 2.15.

Section 2.15 allows eligible shareholders to submit eligible Board candidates to the Company for inclusion in the Company’s proxy materials related to annual meetings of shareholders at which directors are to be elected. Specifically, the proxy access bylaw permits an eligible shareholder, or a group of up to 20 eligible shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials up to two eligible Board candidates or a number of eligible candidates constituting 20 percent of the Board (whichever is greater). Eligible shareholders wishing to submit Board candidates for inclusion in the Company’s proxy materials must observe the timing, information and other requirements set forth in the Company’s Bylaws, including Sections 2.14, 2.15 and 3.8 thereof.

The foregoing description of the amendment to the Amended Bylaws is qualified in its entirety by reference to the current version of the Amended Bylaws, a copy of which is filed with this report as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	Amended Bylaws of Manhattan Associates, Inc. (as amended effective March 8, 2023)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

Date:	March 9, 2023	By:	/s/ Bruce S. Richards
Bruce S. Richards Senior Vice President, Chief Legal Officer, and Secretary